Exhibit 32

HARSCO CORPORATION
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Harsco Corporation (the "Company") on Form 10-K for the period ending September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
November 7, 2013

/s/ PATRICK K. DECKER
Patrick K. Decker Chief Executive Officer

/s/ F. NICHOLAS GRASBERGER, III
F. Nicholas Grasberger, III Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Harsco Corporation and will be retained by Harsco Corporation and furnished to the Securities and Exchange Commission or its staff upon request.